UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 6, 2009, Sealed Air Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting that it had announced to its employees that it had made the decision to close its Cedar Rapids, Iowa facility (the “Original Filing”).  This project is part of the Company’s previously announced global manufacturing strategy program.  The Company is filing this Form 8-K/A to disclose updated information concerning the project.

Item 2.05                Costs Associated with Exit or Disposal Activities.

Global Manufacturing Strategy

In the Original Filing, the Company reported that it had announced to its employees that it had made the decision to close its Cedar Rapids, Iowa facility.  On January 17, 2009, an agreement between the Company and the union that represents most of the employees at the facility relating to the closure was ratified by the union employees.

The Company estimates that it will incur total costs of approximately $17.3 million in connection with this course of action, of which $13.1 million would be future cash expenditures.  These estimated costs, by major type, include:

(i)    $12.5 million for one time termination benefits for employees, of which $8.9 million would be future cash expenditures and $3.6 million would be due to a non-cash curtailment charge for a defined benefit plan;

(ii)   $3.3 million for other associated restructuring costs, primarily for equipment relocation and storage, which would be future cash expenditures; and

(iii)  $1.5 million for other non-restructuring associated costs, of which $1 million would be future cash expenditures.

The above amounts are approximate due to rounding.

Cautionary Notice Regarding Forward-Looking Statements

Some of the statements made by the Company in this Current Report on Form 8-K/A are forward-looking. These statements include comments as to future events and trends affecting the Company’s business, which are based upon management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company. Forward-looking statements can be identified by such words as “estimates,” “expects,” “intends,” “plans,” “should,” “will” and similar expressions. The following are important factors that the Company believes could cause actual results to differ materially from those in the Company’s forward-looking statements: changes in raw material and energy costs; general economic conditions; credit availability and pricing; conditions in the markets that the Company serves; the success of the Company’s growth, profitability and global manufacturing strategies and its cost reduction and productivity program; declines in the values of auction rate securities investments; impairments; the effects of animal and food-related health issues; tax, interest and foreign exchange rates; and legal proceedings. A more extensive list and description of these and other such factors can be found under the headings “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Mary A. Coventry
	Name:	Mary A. Coventry
	Title:	Vice President

Dated: January 21, 2009